Exhibit 99

301 Carlson Parkway, Suite 201 Minneapolis, MN 55305 (952) 258-2000

CONTACTS:
Provell, Inc. (NASDAQ:PRVL)
George S. Richards, Chairman, President & Chief Executive Officer
952.258.2000 www.provell.com

FOR IMMEDIATE RELEASE

PROVELL, INC. ANNOUNCES RESIGNATION OF CFO

             MINNEAPOLIS – September 10, 2001 – Provell, Inc. (Nasdaq: PRVL) today announced that Kim M. Mageau, senior vice president and chief financial officer, has resigned her position to pursue other career opportunities.  The Company stated that it has commenced a search to fill the position and that Terry Peterson, who has served as the Company’s corporate controller for over two years, has been named acting chief financial officer.

             Provell, Inc. develops, markets and manages leading edge membership and customer relationship management programs.  Provell’s proprietary programs provide purchase price discounts and other benefits related to consumer and small business needs in the areas of shopping, travel, hospitality, entertainment, health/fitness, and finance.  As of June 30, 2001, consumers enjoyed benefits provided through over 2.7 million memberships.  The Company is headquartered in Minneapolis, Minnesota and was founded in 1986.

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